UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2012

IZEA, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Avenue Suite 412 Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 674-6911

IZEA Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02 Unregistered Sales of Equity Securities

On February 3, 2012, we and our subsidiary, IZEA Innovations, Inc., jointly issued a senior secured promissory note in the principal amount of $550,000 (the “Note”) to two of our existing shareholders for a purchase price of $500,000. Unless earlier converted or exchanged or earlier prepaid, the Note matures on August 2, 2012, subject to extension until February 2, 2013 upon the occurrence of certain circumstances. The Note may be prepaid by us at any time and must be prepaid by us if we receive at least $1,500,000 in net proceeds from the sale of certain of our securities.

The obligations under the Note are first priority senior secured obligations and are secured by substantially all of our assets and assets of our subsidiary. The face value of the Note may be exchanged at the option of the holders into the applicable dollar amount of equity securities issued by us in a subsequent financing. If the Note is not fully paid by maturity and the term of the Note has been extended until February 2, 2013, then the holders may convert the outstanding principal amount of the Note at a conversion price of 90% of the closing price of our common stock on the trading day prior to the date that the Note becomes convertible, subject to further adjustment in the case of stock splits, reclassifications, reorganizations, certain issuances at less than the conversion price and the like. We are further subject to certain liquidated damages if we fail to timely effectuate a conversion under the terms of the Note.

Until such time that the Note is outstanding, without the consent of the holders, we are prohibited from incurring certain debt, selling any account receivable or declaring any dividend.

The securities were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The foregoing summaries of the terms of the Note Purchase Agreement, Note and Security Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2. and 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Note Purchase Agreement dated as of February 3, 2012

10.2	Senior Secured Promissory Note dated February 3, 2012

10.3	Security Agreement dated as of February 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2012	IZEA, INC.

	By:	/s/ Edward H. Murphy
Name: Edward H. Murphy
Title: Chief Executive Officer